Exhibit 10.2

SELECTIVE INSURANCE GROUP, INC.

2005 OMNIBUS STOCK PLAN

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (the "Stock Option Agreement"), is made and entered into as of [DATE] (the "Date of Grant"), by and between Selective Insurance Group, Inc., a New Jersey corporation (the "Company") and [EMPLOYEE] (the "Optionee").

WHEREAS, the Salary and Employee Benefits Committee (the "Committee") of the Board of Directors of the Company (the "Board") has approved the grant of an Option pursuant to the Selective Insurance Group Inc. 2005 Omnibus Stock Plan (the "Plan"), as hereinafter defined, to the Optionee as set forth below;

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.         Definitions.  Capitalized terms which are not defined herein shall have the meaning set forth in the Plan.

2.         Number of Shares and Exercise Price.  The Company hereby grants to the Optionee an option (the "Option"), subject to the terms and conditions set forth herein, to purchase [NUMBER] shares of the common stock of the Company, par value $2.00 per share, at a price (the "Exercise Price") of $[PRICE]1 per share.  The Option is intended to be a [Nonqualified Stock Option][Incentive Stock Option].2

3.         Term of Option and Conditions of Exercise.

(a)       Term of Option.  Unless the Option is earlier terminated in accordance with the terms of the Plan, the term of the Option shall commence on the Date of Grant and terminate upon the expiration of [ten (10)]3 years from the Date of Grant.  Upon the termination of the Option, all rights of the Optionee hereunder shall cease.

1   [Determined by the Committee at the time of grant, but this number must be not less 100% of the  Fair Market Value of a share of company Stock on the Date of Grant (110% for ISOs granted to 10% holders).]

2    [Incentive Stock Options may only be granted to employees of the Company and its Affiliates, in accordance with the provisions of Section 422 of the Code.]

3    [Five (5) years for ISOs granted to 10% holders.]

(b)       Vesting.  The Option shall become vested and exercisable upon the schedule set forth on Exhibit A hereto.  Notwithstanding the foregoing, (i) upon the occurrence of a Change of Control, the Option shall become fully vested and exercisable as provided in Section 15 of the Plan and (ii) in the event that the employment of the Optionee with the Company (or any of its subsidiaries) shall terminate on account of the Optionee's (x) death, (y) retirement on or after "Early Retirement Age" or "Normal Retirement Age" as each is defined in the Retirement Income Plan for Selective Insurance Company of America, as amended (the "Retirement Income Plan"), or (z) "Total Disability" as such is defined in the Retirement Income Plan, the Option granted to the Optionee, shall be immediately vested and exercisable until the earlier of (i) the expiration of the term of the Option in accordance with Section 3(a) above, and (ii) the date of the fifth anniversary following the date of termination of employment with the Company and any of its subsidiaries.

            4.         Nontransferability of Option.  [Unless otherwise determined by the Committee pursuant to Section 22 of the Plan,]4 the Option shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee's legal representative.

5.         Exercise of Option.  The Option may be exercised by written notice pursuant to the form provided by the Company, delivered to the Secretary of the Company or his or her designee, specifying the portion of the Option to be exercised and accompanied by payment therefore.  The Exercise Price for any shares of  Common Stock purchased pursuant to the exercise of the Option shall be paid in full upon such exercise by one or a combination of the means provided in Section 7(c)(ii) of the Plan.

            6.         Undertakings by Optionee. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Committee may, in its discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Stock Option Agreement and the Plan.

7.         Notices.  Any notice required or permitted under this Stock Option Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Optionee either at the Optionee's address as last known by the Company or such other address as the Optionee may designate in writing to the Company.

4    [This language to be included for Nonqualified Stock Options.]

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8.         Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Stock Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

9.         Amendments.  Except as otherwise provide in Section 12, this Stock Option Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

10.       Survival of Terms.  This Stock Option Agreement shall apply to and bind the Optionee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

11.       Agreement Not a Contract for Services.  Neither the grant of the Option, execution of this Stock Option Agreement nor any other action taken pursuant to this Stock Option Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue to provide services as an employee, officer or director of the Company for any period of time or at any specific rate of compensation.

12.       Severability.  If a provision of this Stock Option Agreement is held invalid by a court of competent jurisdiction, the remaining provisions will nonetheless be enforceable according to their terms.  Further, if any provision is held to be over broad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

13.       Governing Law.  This Stock Option Agreement shall be governed by and construed according to the laws of the State of New Jersey, without regard to the conflicts of law rules thereof.

14.       Incorporation of Plan; Acknowledgment.  The Plan is hereby incorporated herein by reference and made a part hereof, and the Option and this Stock Option Agreement are subject to all terms and conditions of the Plan.  In the event of any inconsistency between the Plan and this Stock Option Agreement, the provisions of the Plan shall govern.  By signing this Stock Option Agreement, the Optionee acknowledges having received and read a copy of the Plan.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Option Agreement on the day and year first above written.

Selective Insurance Group, Inc.

By:

Title:

______________________________________

[EMPLOYEE]:

______________________________________

CURRENT DATE

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EXHIBIT A

Number of Shares of Common Stock Subject to the Option	Vesting Date(s)
[NUMBER] [NUMBER] [NUMBER]	[DATE][5] [DATE] [DATE]

5     [Determined by the Committee at the time of Grant.]

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